UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50386	98-040164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, TX 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 698-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2005, Cano Petroleum, Inc. (the “Company”) entered into (1) an Omnibus Agreement (“Omnibus Agreement”) among the Company, Haddock Enterprises, LLC (“Haddock Enterprises”), Carlile Management, LLC (“Carlile Management”) and Sabine Production Partners, LP (the “Partnership”), (2) Amended and Restated Regulations (“Regulations”) of Sabine Production Operating, LLC (“Sabine Operating”) among the Company, Haddock Enterprises and Carlile Management and (3) a Compensation Reimbursement Agreement (“Compensation Reimbursement Agreement”) between the Company and Sabine Operating.  Each of the agreements described above was entered into pursuant to the Transaction Summary dated August 4, 2005 among the Company, Haddock Enterprises and Carlile Management.   Gerald Haddock, a member of the Board of Directors of the Company, is the President of Haddock Enterprises, LLC.

Omnibus Agreement

The Omnibus Agreement does not become effective until the closing of the Partnership’s acquisition of the assets of Sabine Royalty Trust as described in Registration Statement, as amended, on Form S-4 No. 333-1273203, filed with the SEC (the “Transaction Closing Date”) and will expire on the second anniversary of the Transaction Closing Date; provided, that if the Transaction Closing Date has not occurred on or before December 31, 2006, the Omnibus Agreement will terminate at such time.

Pursuant to the Omnibus Agreement, beginning on the effective date until the termination thereof, each of the Company and its affiliates, Haddock Enterprises and its affiliates and Carlile Management must offer to the Partnership any oil and gas opportunities that they may become aware of (other than oil and gas opportunities that were identified prior to the Transaction Closing Date).  During the development of an oil and gas opportunity, the sourcing member and the Partnership will each bear their own expenses in connection therewith, subject to a true-up if both parties ultimately participate in a transaction involving the oil and gas opportunity.  Once definitive documentation for the oil and gas opportunity is prepared and ready for execution, the sourcing member and the Partnership must give notice whether they elect to participate, in the oil and gas opportunity at specific percentages set forth in the agreement.  Neither party will be obligated to so participate but if a party does not elect to participate, it will not be entitled to reimbursement from the other party of any expenses incurred by it in connection with the transaction.

The Company will not be entitled to participate in oil and gas opportunities presented by Haddock Enterprises or Carlile Management, and neither Haddock Enterprises nor Carlile Management will be entitled to participate in oil and gas opportunities presented by the Company.  The Omnibus Agreement exempts Dr. Kenneth Q. Carlile, in his individual capacity and in the capacities in which he serves his affiliate entities, from the right of first offer and noncompetition obligations.

The Omnibus Agreement includes provisions requiring the non-disclosure and non-use of confidential information relating to oil and gas opportunities as well as other obligations of the Company, Haddock Enterprises and Carlile Management in respect of the Partnership.

The Omnibus Agreement provides that beginning on the effective date until termination thereof, none of the Company or its affiliates, Haddock Enterprises or its affiliates, or Carlile Management will compete with the Partnership with respect to oil and gas opportunities presented to the Partnership or other oil and gas properties of the Partnership.

Regulations

The Regulations, executed on November 4, 2005, became effective as of August 3, 2005 and govern the operation of Sabine Operating.  Sabine Operating is the sole member of Sabine Production Management, LLC, the general partner of the Partnership (the “General Partner”).  Each of the Company, Haddock Enterprises and Carlile Members are members of Sabine Operating, each with an initial one-third membership interest.   Each of the Company, Haddock Enterprises and Carlile Management has initially committed to contribute to Sabine Operating up to $325,000, of which each member has already contributed $225,000.

The Regulations restrict the transfer or other disposition of membership interests in Sabine Operating as follows.   Until the second anniversary of the Transaction Closing Date, no member may dispose of its interest in Sabine Operating except for certain permitted dispositions to affiliates and certain permitted encumbrances.  In addition, if a change of control of a member occurs prior to the second anniversary of the Transaction Closing Date, then Sabine Operating will have the right to purchase the member’s interest at 80% of its fair market value.  From the date after the second anniversary of the Transaction Closing Date until the fourth anniversary of the Transaction Closing Date or earlier under certain circumstances, the members will have a right of first refusal with respect to the membership interests in Sabine Operating.

Prior to the second anniversary of the Transaction Closing Date, a member does not have the right or power to withdraw from Sabine Operating without the consent of all of the other members, but following the second anniversary of the Transaction Closing Date, a member may withdraw from Sabine Operating but will forfeit its economic rights with respect to Sabine Operating.

For so long as each member and its affiliates own at least a 25% membership interest, each will be entitled to designate one member of the governing board of managers.  As of the date of this Current Report on Form 8-K, the governing board of managers of Sabine Operating is comprised of four persons, Jeffrey Johnson, Gerald Haddock, Dr. Kenneth Carlile and Jack Tompkins.   Within 90 days of the effective date of the Registration Statement, the governing board of managers will seek to appoint a fifth member, who satisfies the independence standards of the SEC and the NYSE and within 12 months of the effective date of the Registration Statement, a sixth member, who satisfies the independence standards of the SEC and the NYSE.

The consent of all of the members of Sabine Operating is required with respect to:  (1) the amendment of the regulations of Sabine Operating or the regulations of the General Partner; (2) the amendment of the partnership agreement of the Partnership; (3) the dissolution of, or the merger or sale of all or substantially all of the assets of Sabine Operating or the disposition of the membership interests in the General Partner owned by Sabine Operating; (4) the dissolution of, or the merger or sale of all or substantially all of the assets of the General Partner or the Partnership and (5) the incurrence of debt by Sabine Operating, the General Partner or the Partnership that is recourse to any member.

The regulations establish a conflicts committee procedure for the approval of certain related party transactions, including the Partnership’s decision whether to accept or reject an oil and gas opportunity or the exercise of a co-investment right under the Omnibus Agreement.

Compensation Reimbursement Agreement

The Compensation Reimbursement Agreement does not become effective until the Transaction Closing Date and will expire on the second anniversary of the Transaction Closing Date; provided, that if the Transaction Closing Date has not occurred on or before December 31, 2006, the Omnibus Agreement will terminate at such time.  Under the Compensation Reimbursement Agreement, Sabine Operating will reimburse the Company for up to $110,000 annually for services provided by the Company’s President, Jeffrey Johnson, to Sabine Operating, and up to $85,000 annually for services provided by the Company’s Executive Vice President (Oil and Gas Operations), Tom Cochrane, to Sabine Operating.  The Compensation Reimbursement Agreement will terminate as to Mr. Johnson or Mr. Cochrane if he ceases to be an officer of Sabine Operating or ceases to be employed by the Company and will terminate completely if both Mr. Johnson and Mr. Cochrane cease to be an officer Sabine Operating or cease to be employed by the Company.

Item 9.01       Financial Statements and Exhibits.

(c) Exhibits:

10.1	Omnibus Agreement among the Company, Haddock Enterprises, LLC, Carlile Management, LLC and Sabine Production Partners, LP.

10.2	Amended and Restated Regulations of Sabine Production Operating, LLC among the Company, Haddock Enterprises, LLC and Carlile Management, LLC.

10.3	Compensation Reimbursement Agreement between the Company and Sabine Production Operating, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 8, 2005

CANO PETROLEUM, INC.

By:	/s/ Michael Ricketts
Michael Ricketts
Chief Financial Officer